EXHIBIT 32.1

Certifications Pursuant to 18 U.S.C §1350,

 As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Solely for the purposes of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned, Christopher Hogan, Interim Chief Executive Officer, President and Chief Operating Officer (Principal Executive Officer), and William Feldman, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer) of NYIAX, Inc. (the “Company”), hereby certifies, based on his knowledge, that:

1.	This Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended March 31, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 20, 2023

/s/ Christopher Hogan
Christopher Hogan
Interim Chief Executive Officer, President and Chief Operating Officer (Principal Executive Officer)

/s/ William Feldman
William Feldman
Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.